Exhibit 99.1

Mullen CEO Provides Company Update

Company total assets are expected to be approximately $191.4 million as of June 30, 2024, and will be reported in the Company’s quarterly report to be filed on or about Aug. 12, 2024

Company cash on hand exceeds current market capitalization

Mullen has achieved all federal and state regulatory requirements for Class 1 and Class 3 commercial vehicles and is actively manufacturing and selling Class 1 and Class 3 commercial vehicles across the U.S.

BREA, Calif., Aug. 6, 2024 -- via IBN -- Mullen Automotive Inc. (NASDAQ: MULN) (“Mullen” or the “Company”), a US-based manufacturer of commercial electric vehicles (“EV”), today shares an update from CEO and chairman David Michery, providing status on various matters and Company initiatives.

Dear Mullen Shareholders,

Despite challenging economic headwinds where many enterprises are capital-constrained, our balance sheet remains strong, and we have achieved meaningful accomplishments since our last update to shareholders in June 2024.

With Company total assets expected to be approximately $191.4 million as of June 30, 2024, and a cash position that surpasses our current market capitalization, we believe that Mullen has a strong financial foundation for future growth in our electric vehicle sales.

●	Our team of experienced automotive veterans has successfully navigated the complex regulatory landscape achieving all federal and state regulatory requirements and qualifying for multiple state level incentives that will help make our EVs more affordable, promoting additional sales. Mullen is actively manufacturing and selling both Class 1 and Class 3 commercial electric vehicles across the United States, demonstrating our commitment to bring clean transportation solutions to market. Additionally, our B4 Class 4 electric truck, offered through our Bollinger Motors subsidiary, has achieved EPA certification, a major step forward as manufacturing begins in the second half of 2024.

As of Aug. 6, 2024, we are proud to highlight the following accomplishments:

Securing Financial Resources for Growth

●	As recently announced, we have secured $250 million in new financing commitments, providing us with the financial resources to accelerate our growth plan. Of the $250 million in financing, $50 million has been received, $50 million is a one-year additional investment right where the investors have the right, but not the obligation, to provide additional financing, and $150 million is pursuant to an equity line of credit as described in the Company’s Form 8-K, filed with the Securities and Exchange Commission on May 24, 2024.

Expanding Our Sales and Distribution Reach

●	Mullen expanded its distribution network to six dealerships and has added five new commercial dealer partners during the quarter.

●	Bollinger Motors, our electric truck subsidiary, has announced four commercial dealers throughout the U.S.

●	The Company is actively engaged in adding more dealer partners and further expanding our retail distribution network across the U.S. and internationally.

Winning New Customers and Delivering Vehicles

●	Bollinger Motors has reached agreements to sell over 200 B4 commercial Class 4 EV trucks to-date.

●	The Company recently expanded its international distribution with orders received from our authorized dealer, GAMA, based in southeastern Europe, for commercial EVs, including the Mullen GO, a micro urban delivery vehicle, and Class 1 and 3 EV cargo vans and trucks.

●	Mullen is actively engaged in negotiations with major telecoms, large fleet providers, delivery companies, universities, local municipalities, government agencies, and airport service providers to expand our customer base and market share.

Importantly, the Company’s Tunica, Mississippi, commercial vehicle center has manufactured hundreds of our Class 1 and Class 3 electric vehicles in 2024 and we’ve begun to fulfil our previously announced orders from our facilities proudly based in the United States.

Developing Technologies for Future Growth

●	The Company is advancing its solid-state polymer pack program and is continuing to conduct battery and vehicle testing since Class 1 EV cargo van road testing began in February 2024.

●	Recently, the Company has identified lead suppliers for development and components and issued initial purchase orders to support this pivotal program.

●	The Company expects to have the solid-state polymer packs fully certified for production and sale in the second half of 2025.

These achievements are a testament to the hard work and dedication of our team, and we are excited about the opportunities ahead. We remain focused on delivering value to our shareholders through innovation, operational excellence and strategic partnerships.

Thank you for your continued support.

Sincerely,

David Michery

CEO and chairman

About Mullen

Mullen Automotive (NASDAQ: MULN) is a Southern California-based automotive company building the next generation of commercial electric vehicles (“EVs”) with two United States-based vehicle plants located in Tunica, Mississippi, (120,000 square feet) and Mishawaka, Indiana (650,000 square feet). In August 2023, Mullen began commercial vehicle production in Tunica. In September 2023, Mullen received IRS approval for federal EV tax credits on its commercial vehicles with a Qualified Manufacturer designation that offers eligible customers up to $7,500 per vehicle. As of January 2024, both the Mullen ONE, a Class 1 EV cargo van, and Mullen THREE, a Class 3 EV cab chassis truck, are California Air Resource Board (“CARB”) and EPA certified and available for sale in the U.S. Recently, CARB issued HVIP approval on the Mullen THREE, Class 3 EV truck, providing up to a $45,000 cash voucher at time of vehicle purchase. The Company has also recently expanded its commercial dealer network with the addition of Pritchard EV, National Auto Fleet Group, Ziegler Truck Group, Range Truck Group and Eco Auto, providing sales and service coverage in key Midwest, West Coast and Pacific Northwest and New England markets. The Company also recently announced Foreign Trade Zone (“FTZ”) status approval for its Tunica, Mississippi, commercial vehicle manufacturing center. FTZ approval provides a number of benefits, including deferment of duties owed and elimination of duties on exported vehicles.

To learn more about the Company, visit www.MullenUSA.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the date the Company expects to file its upcoming Quarterly report and the total assets to be reported at that time, which are subject to all aspects of the final quarterly review process and may change as a result of new information that arises, or new determinations that are made in this process; the variable nature of the Company’s market capitalization and cash on hand at any given time; whether the Company’s negotiations with major telecoms, large fleet providers, delivery companies, universities, local municipalities, government agencies, and airport service providers will result in agreements and/or vehicle sales orders from these parties; and whether the Company will timely meet its goal of having solid-state polymer packs fully certified for production and sale in the second half of 2025. Additional examples of such risks and uncertainties include but are not limited to: (i) ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) ability to maintain existing, and secure additional, contracts with manufacturers, parts and other service providers relating to its business; (iii) ability to successfully expand in existing markets and enter new markets; (iv) ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Mullen’s business; (viii) changes in government licensing and regulation that may adversely affect Mullen’s business; (ix) the risk that changes in consumer behavior could adversely affect Mullen’s business; (x) ability to protect intellectual property; and (xi) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:

Mullen Automotive Inc.

+1 (714) 613-1900

www.MullenUSA.com

Corporate Communications:

InvestorBrandNetwork (IBN)
Los Angeles, California
www.InvestorBrandNetwork.com
310.299.1717 Office
Editor@InvestorBrandNetwork.com

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